Exhibit 21.1
LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Organization
Solera Holdings, Inc.	Delaware
Audatex Holdings, LLC	Delaware
Audatex Holdings, Inc.	Delaware
Audatex North America, Inc.	Delaware
Hollander, LLC	Delaware
Solera, Inc.	Delaware
Solera Integrated Medical Solutions, Inc.	Delaware
Claims Services Group, LLC	Delaware
Collision Repair Business Management Services, LLC	Delaware
Property Claims Services, Inc.	Delaware
New Era Software, LLC	Utah
New Home Watch, L.L.C.	Michigan
See Progress, Inc.	Michigan
HyperQuest, Inc.	Delaware
Explore Information Services, LLC	Delaware
License Monitor, Inc.	Delaware
Audatex de Puerto Rico LLC	Puerto Rico
Title Technologies, Inc.	Delaware
Palm Beach Tag Agency, LLC	Delaware
Audatex Canada Holdings, Inc.	Delaware
Audatex Canada, ULC	Canada
Audatex Australia Pty Ltd.	Australia
Audatex Österreich Gesellschaft m.b.H.	Austria
Audatex Brasil Servicos Ltda.	Brazil
Audatex Servicios Tecnologicos Chile Limitada	Chile
Audatex Information Systems (Shanghai) Co., Ltd.	China
Audatex Systems s.r.o.	Czech Republic
Audatex Développement France SAS	France
Audatex Daten Internationale Datenentwicklungs GmbH	Germany
Audatex Magyarorszag Kft.	Hungary
Audatex India Private Limited	India

Audatex Italia s.r.l.	Italy
Audatex Japan Co. Ltd.	Japan
Audatex Information Systems (Korea) Co., Ltd	Korea
Mensaelect SA	Spain
UAB Audatex Baltics	Lithuania
Audatex Holdings II S.ar.l.	Luxembourg
Audatex LTN S. de R.L. de C.V.	Mexico
Servicios Corporativos Audatex, S.A. de CV	Mexico
Audatex Holdings III B.V.	Netherlands
Audatex Holdings IV B.V.	Netherlands
Audatex Network Services Netherlands B.V.	Netherlands
Audatex Polska Sp. z.o.o.	Poland
Audatex Portugal Peritagens Informatizadas Derivadas de Acidentes, S.A.	Portugal
Audatex Services SRL	Romania
OOO Audatex	Russia
Audatex Singapore PTE LTD	Singapore
Audatex Slovakia s.r.o.	Slovakia
Audatex SA (Pty.) Ltd.	South Africa
Audatex Datos Espana S.A.	Spain
Audatex Espana S.A.	Spain
Audatex GmbH	Switzerland
Audatex Schweiz GmbH	Switzerland
Audatex Luxembourg S.ar.l	Luxembourg
Audatex Taiwan	Taiwan
Audatex Systems Bilgi Teknolojileri Hizmetleri Limited Sirketi	Turkey
LLC Audatex Ukraine	Ukraine
Audatex FZ LLC	United Arab Emirates
Audatex (UK) Limited	United Kingdom
Audatex Venezuela, S.A.	Venezuela
Audatex Argentina, S.A.	Argentina
Audatex SEE Ltd.	Bulgaria
AUTOonline s.r.o.	Czech Republic
AUTOonline Operations GmbH & Co. KG	Germany
AUTOonline Services GmbH	Germany
AUTOonline Value Experts Hellas EPE	Greece

AUTOonline Italia S.r.l.	Italy
AUTOonline Mexico S. de. R.L. De C.V.	Mexico
AUTOonline B.V.	Netherlands
AUTOonline Polska Sp.z.o.o.	Poland
AOPT Servicos e Sistemas Automovel Lda	Portugal
AUTOonline Sisteme Informatice SRL	Romania
Iberian AUTOonline S.L.	Spain
Iberian Operations S.L.	Spain
AUTOonline Schweiz AG	Switzerland
AUTOonline Otomotiv Bilgi Islem Anonim Sirketi, Ltd. sti	Turkey
AUTOonline Ukrania SP.Z.o.o.	Ukraine
Hollander International Pty Ltd.	Australia
Eziworks Pty Ltd	Australia
Informex S.A.	Belgium
Inpart Servicos Ltda	Brazil
Sidexa S.A.	France
Audatex AutoOnline Gmbh	Germany
Exsoft GmbH	Germany
Global Automotive Center GmbH	Germany
KTI Kraftfahrzeugtechnisches Institut und Karosseriewerkstatte GmbH & Co KG	Germany
KTI Verwaltungs GmbH	Germany
Informex Hellas Aumotive Damage Claims Solutions SA	Greece
Auto Claims Solutions, S.A. de C.V.	Mexico
Autoclaims Servicios, S.A. de C.V.	Mexico
Market Scan B.V.	Netherlands
Solera Nederland B.V.	Netherlands
Solera Nederland Holding B.V.	Netherlands
K&S Beheer B.V.	Netherlands
Digidentity B.V.	Netherlands
SSH—Polska Sp. z.o.o.	Poland
AudaClaims Latinoamerica S.L Madrid	Spain
Interrecambio Inpart Espana S.A.	Spain
Sinexia Corporacion Tecnologica	Spain
Solera Technology Center GmbH	Switzerland
HPI Limited	United Kingdom

HPI Holding Limited	United Kingdom
Carweb Limited	United Kingdom
Data Delivery Service Limited	United Kingdom
Hollander International Systems Ltd.	United Kingdom
Pusula Otomotiv Danismanlik Ekspertiz Hizmetleri Anonim Sirketi	Turkey
Servicios Informaticos Serinfo SA	Chile
Sociedad de Capacitacion y Asesorias Profesionales LTDA	Chile
Audatex Colombia S.A.S.	Colombia
SRS Investment Holdings, Inc.	Delaware
WCAS SRS Holdings, Inc.	Delaware
WCAS SRS Parent, Inc.	Delaware
Service Repair Solutions, Inc.	Delaware
SRS DR Holdco LLC	Delaware
Identifix, Inc.	Minnesota
International Automotive Technicians' Network, Inc.	California
Distribution Services Technologies, Inc.	Colorado
Navex, Inc.	Colorado
Vital Technology, LLC	Tennessee
Autosoft S.r.l.	Italy
Kromeda S.r.l.	Italy
Sidexa Morocco Sarl	Morocco
Mobile Productivity, LLC	Nevada
Solera Acquisition Holding GmbH	Germany
Sachcontrol GmbH	Germany
Audatex Colombia S.A.S.	Columbia
Valexa Technologies Limited	United Kingdom
Identifix International Holdings, Inc.	Delaware
Identifix Mexico S. de R.L.	Mexico
Sachontrol PrüfdiensHeistungs GmbH	Austria
DMEAutomotive LLC	Delaware
Customer Interaction Center, LLC	Delaware
Service Dynamics, Inc.	Delaware
PM Guernsey Ltd.	Guernsey
CAP Automotive Holdings Ltd.	United Kingdom
CAP Midco Ltd.	United Kingdom

CAP Automotive Ltd.	United Kingdom
Derwent Holding Company Ltd.	United Kingdom
Derwent Management Services Ltd.	United Kingdom
Velox Associates Ltd.	United Kingdom
Derwent Associates (France) Ltd.	United Kingdom
DMS Iberia Limited	United Kingdom
Derwent Associates (UK) Limited	United Kingdom
Tangent Business Solutions Limited	United Kingdom
Explore Driving Records, LLC	Delaware
CHOX Compliance Limited	United Kingdom
LYNX Services, L.L.C.	Kansas
GTS Services, L.L.C.	Delaware
TitleTec Systems I, LLC	Texas
Roanoke Collision Repair Services, LLC	Delaware
IBS Automotive sro	Czech Republic
Audatex Malaysia Sdn.Bhd.	Malaysia
Cesvi (China) Automotive Technical Consulting Co., Ltd.	China
Solera Azerbaijan Limited Liability Company	Azerbaijan